UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2021

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2021, AMC Entertainment Holdings, Inc. (the “Company”) entered into an amendment (the “Eleventh Amendment”) to its credit agreement, dated as of April 30, 2013. The Eleventh Amendment extends the fixed date for the termination of the Covenant Suspension Period (as defined below) for one additional year to March 31, 2023.

The Eleventh Amendment was to the credit agreement, dated as of April 30, 2013 (as amended through the eleventh amendment described herein, the “Credit Agreement”), with the lenders from time to time party thereto and Wilmington Savings Fund Society, FSB, as administrative agent, pursuant to which the revolving lenders party thereto (constituting the requisite revolving lenders) granted an extension of the existing suspension of the financial covenant under the Credit Agreement for the period from and after the effective date of the Eleventh Amendment to and including the earlier of (a) March 31, 2023 and (b) the day immediately preceding the last day of the Test Period (as defined in the Credit Agreement) during which the Company has delivered a Financial Covenant Election (as defined in the Credit Agreement) to the administrative agent under the Credit Agreement (such period, the “Covenant Suspension Period”).

During the Covenant Suspension Period, the Company will not, and will not permit any of its restricted subsidiaries to, (i) make certain restricted payments, (ii) subject to certain exceptions, incur any indebtedness for borrowed money that is pari passu or senior in right of payment or security with the Revolving Loans (as defined in the Credit Agreement) or (iii) make any investment in or otherwise dispose of any assets to any subsidiary of the Company that is not a Loan Party (as defined in the Credit Agreement) to facilitate a new financing incurred by a subsidiary of the Company.

As an ongoing condition to the suspension of the financial covenant, the Company also agreed to (i) a minimum liquidity test, (ii) an anti-cash hoarding test at any time Revolving Loans are outstanding and (iii) additional reporting obligations.

The foregoing description of the Eleventh Amendment and the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the Eleventh Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Eleventh Amendment, dated as of December 20, 2021, by and among AMC Entertainment Holdings, Inc., the lenders from time to time party thereto and Wilmington Savings Fund Society, FSB, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: December 21, 2021	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President and Chief Financial Officer